Exhibit 23.1

October 10, 2006

FBO Air, Inc.
101 Hangar Road
Wilkes-Barre/Scranton International Airport
Avoca, PA 18641

Dear Sirs and Madams:

We hereby reiterate our consent to the filing of our opinion as an exhibit to Registration Statement on Form SB-2, File No. 333-125811 (the “Registration Statement”), as initially filed on June 14, 2005 and hereby consent to the reference to our firm under the captions “Description of Securities” and Interest of Named Experts and Counsel included in the Prospectus constituting Part I of Post-Effective Amendment No. 1 to the Registration Statement.

Very truly yours,

/s/ Wachtel & Masyr, LLP

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